Exhibit 2.8
FIRST AMENDMENT TO THE
FIRST AMENDED AND RESTATED STOCK EXCHANGE AGREEMENT

1.1	AND PLAN OF REORGANIZATION

This FIRST AMENDMENT TO THE FIRST AMENDED AND RESTATED STOCK EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION (the "Amendment”) dated as of November ____ 2006, is by and among the former shareholders (the “Shareholders”) of Netintact AB, a Swedish corporation (“Netintact”), certain third party beneficiaries of the Agreement (the “Beneficiaries”), (the Shareholders and Beneficiaries collectively referred to as “Sellers”); and Procera Networks, Inc., a Nevada corporation, whose principal office is located at 100C Cooper Court; Los Gatos, CA 95032, (“Procera”).

2	R E C I T A L S

A.    WHEREAS, the Shareholders and Procera entered into a First Amended and Restated Stock Exchange Agreement and Plan of Reorganization on 18 August 2006 (the “Agreement”) and related exhibits (the “Exhibits”) and the Beneficiaries and Procera entered into Closing Date Warrant Agreements and Incentive Warrant Agreements (the “Warrant Agreements” and the Agreement, the Exhibits and the Warrant Agreements are collectively referred to as, the “Documents”).

B.    WHEREAS, the parties wish to amend the Documents as set forth below.

2.1	AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.    Section 1.3(d) Incentive Warrants. Section 1.3(d) of the Agreement is hereby amended and restated in entirety to read as follows:

“Incentive Warrants: In addition to the Closing Date Warrants, the persons set out in Exhibit A-4 hereto shall receive warrants to purchase one hundred twenty-three thousand two hundred forty-three (123,243) shares of Procera’s Common Stock (the “Incentive Warrants”). Such warrants shall be exercisable if, and only if, all of the milestones and conditions set forth in Exhibit C are met. Such warrants shall be granted to the persons and in the numbers set out in Exhibit A-6 and pursuant to a warrant agreement substantially in the form set out in Exhibit A-5 hereto (the “Incentive Warrant Agreement”).”

2.    Exhibit A-2 - Closing Date Warrant Agreement. Section 3(a) and 3(b) of Exhibit A-2“Closing Date Warrant Agreement” and each separate Closing Date Warrant Agreement between Beneficiaries and Procera are hereby amended and restated in entirety to read as follows:

“Conditions. Warrants may be exercised if and only if:

(a)    The market price of the Company’s common stock is or exceeds $2.00 US for a period of 90 consecutive days; provided however, that should any anti-dilution adjustment be made pursuant to Section 6 (a) of this Agreement, a similar adjustment shall be made to the $2.00 US market price; and

(b)    With the exception of Johan Magnusson, Holder is an employee of the Company or any subsidiary of the Company at the time of the exercise.”

3.    Exhibit A-2 - Closing Date Warrant Agreement. Section 4(g) of Exhibit A-2“Closing Date Warrant Agreement” and each separate Closing Date Warrant Agreement between Beneficiaries and Procera is hereby amended to add the following:

“(g)    Notwithstanding anything else set forth in this Section 4, in the event Holder is an employee of the Company or any subsidiary of the Company, Holder may exercise such Warrants by delivering a Warrant Exercise Notice and executing a promissory note (the “Note”) in favor of the Company; provided however, that such exercise shall be in compliance with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and other foreign, federal, state and local laws. Such Note shall become immediately due the sooner of (i) one year from execution of the Note; or (ii) the date on which Holder ceases to be an employee of Netintact or the Company. The Note shall be secured by the shares underlying the Warrants and shall have simple interest on the outstanding principal amount at the annual rate of COMERICA Bank’s published prime rate plus three percent.”

4.    Exhibit A-2 - Closing Date Warrant Agreement. Section 10(h) of Exhibit A-2“Closing Date Warrant Agreement” and each separate Closing Date Warrant Agreement between Beneficiaries and Procera is hereby amended to add the following:

“Notwithstanding anything else set forth in this Agreement, the Company agrees to pay all social fees which Netintact is obligated to pay pursuant to Swedish Law for Holders exercising their Warrants hereunder.”

5.    Exhibit A-5 - Incentive Warrant Agreement. Section 13 of Exhibit A-5 “Incentive Warrant Agreement” and Section 3 of each separate Incentive Warrant Agreement between Beneficiaries and Procera is hereby amended and restated in entirety to read as follows:

“Conditions. Warrants may be exercised if and only if:

(a)    The market price of the Company’s common stock is or exceeds $2.00 US for a period of 90 consecutive days; provided however that should any anti-dilution adjustment be made pursuant to Section 17 (a) of this Agreement, a similar adjustment shall be made to the $2.00 US market price; and

(b)    With the exception of Johan Magnusson, Holder is an employee of the Company or any subsidiary of the Company at the time of the exercise.

(c)    All milestones and conditions set forth in Exhibit C are met.”

6.    Exhibit A-5 - Incentive Warrant Agreement. Section 15(g) of Exhibit A-5 “Incentive Warrant Agreement” and Section 5(g) of each separate Incentive Warrant Agreement between Beneficiaries and Procera is hereby amended to add the following:

“(g)    Notwithstanding anything else set forth in this Section 15, in the event Holder is an employee of the Company or any subsidiary of the Company, Holder may exercise such Warrants by delivering a Warrant Exercise Notice and executing a promissory note (the “Note”) in favor of the Company; provided however, that such exercise shall be in compliance with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and other foreign, federal, state and local laws. Such Note shall become immediately due the sooner of (i) one year from execution of the Note; or (ii) the date on which Holder ceases to be an employee of Netintact or the Company. The Note shall be secured by the shares underlying the Warrants and shall have simple interest on the outstanding principal amount at the annual rate of COMERICA Bank’s published prime rate plus three percent.”

7.    Exhibit A-5 - Incentive Warrant Agreement. Section 21(h) of Exhibit A-5 “Incentive Warrant Agreement” and Section 11(h) of each separate Incentive Warrant Agreement between Beneficiaries and Procera is hereby added as follows:

“Notwithstanding anything else set forth in this Agreement, the Company agrees to pay all social fees which Netintact is obligated to pay pursuant to Swedish Law for Holders exercising their Warrants hereunder.”

8.    Exhibit C - Incentive Shares Plan. The 6th paragraph of Exhibit C “Incentive Shares Plan” is hereby amended and restated in its entirety to read as follows:

“In order to be qualified for the distribution of Incentive Shares, as stated in Exhibit C, each Seller must be an employee of the Company or any subsidiary of the Company on 30 June 2007, which applies both to distributions relating to Period 1 and Period 2. Any Incentive Shares that otherwise would be subject to distribution to one or more Seller(s) had such Seller(s) remained an employee of the Company or any subsidiary of the Company on the relevant date shall be distributed prorata to those Sellers that remain employees of the Company or any subsidiary of the Company.”

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

Procera Networks Inc.	Procera Networks, Inc.

By: /s/ Douglas Glader
Its: President

Sellers:	/s/ Peter Alm
Peter Alm

/s/ Joakim Ek
Joakim Ek

/s/Alexander Haväng
Alexander Haväng

/s/ Olle Hallnäs
Olle Hallnäs

/s/ Sven-Eric Nowicki
Sven-Eric Nowicki

/s/ Jon Linden
Jon Linden

/s/ Anders Gustafsson
Anders Gustafsson

/s/ Tobias Rundstrom
Tobias Rundstrom

/s/ Ronny Svensson
Ronny Svensson

/s/ Fredrik Johansson
Fredrik Johansson

/s/ Joakim Andersson
Joakim Andersson

/s/ Pernilla Tompowsky
Pernilla Tompowsky

/s/ Thomas Nilsson
Thomas Nilsson

/s/ Anders Alneng
Anders Alneng

/s/ Johan Magnusson
Johan Magnusson